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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Arris Pharmaceutical Corporation and to the incorporation by reference therein of our report dated February 10, 1997, with respect to the consolidated financial statements of Arris Pharmaceutical Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP


Palo Alto, California
November 25, 1997